SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement            |_|  Confidential,  For  Use  of  the
                                                Commission Only (as permitted by
|X| Definitive Proxy Statement                  Rule 14a-6(e)(2))
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            First United Corporation
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         |X| No fee required.

         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies: N/A

         (2) Aggregate number of securities to which transaction applies: N/A

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

         (4) Proposed maximum aggregate value of transaction:  N/A

         (5) Total fee paid:  N/A

         |_| Fee paid previously with preliminary materials:  N/A

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, Schedule or Registration Statement no.:

         (3) Filing Party:

         (4) Date Filed:

                            FIRST UNITED CORPORATION
                                Oakland, Maryland

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                  March 27, 1998
To Shareholders of First United Corporation:

     Notice is hereby given that the Annual Meeting of the Shareholders of First United Corporation (the "Company") will be held in the McHenry House, the Wisp Ski Area, in McHenry, Maryland 21541. The meeting is scheduled for:

                      TUESDAY, APRIL 28, 1998, at 3:00 p.m.

     The purposes of the meeting are:

1. To elect eighteen (18) Directors to serve for the ensuing year and until the election and qualification of their successors, or, upon approval of proposal 2, for the staggered terms specified in the enclosed proxy statement and on the proxy.

2. To consider and approve Articles of Amendment and Restatement which would effect changes to the present Articles of Incorporation by:

     (a) increasing the authorized shares of Common Stock from 12,000,000 to 25,000,000;

     (b) staggering the terms of Directors and providing that they be removed only for cause as provided by Maryland law, subject to regular Board elections;

     (c) establishing parameters that the Board of Directors shall consider in evaluating offers to acquire the Company;

     (d) limiting liability of Directors and officers to the extent consistent with Maryland law; and

     (e)  providing for other technical and clarifying amendments.

3. To ratify the appointment of the accounting firm of Ernst & Young LLP to act as the independent certified public accountants of the Company.

4. To transact such other business as may be properly brought before the meeting or any adjournment thereof.

     IT IS HOPED THAT YOU WILL PLAN TO ATTEND, BUT WHETHER OR NOT YOU CONTEMPLATE ATTENDING THE MEETING, YOU ARE REQUESTED TO EXECUTE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. IF YOU SHOULD ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON, SHOULD YOU SO DESIRE. ALL SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON FEBRUARY 27, 1998, ARE ENTITLED TO VOTE AT THIS MEETING.

     Anyone acting as proxy agent for a shareholder must present a proxy properly executed by the shareholder authorizing the agent in form and substance satisfactory to the judges of election, and otherwise in accordance with the Company's By-Laws.

By order of the Board of Directors


ROBERT W. KURTZ, Secretary

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                            FIRST UNITED CORPORATION
                             19 South Second Street
                                   P.O. Box 9
                          Oakland, Maryland 21550-0009

                                 March 27, 1998

                                 PROXY STATEMENT


INFORMATION CONCERNING THE SOLICITATION

         The enclosed proxy is solicited by the Board of Directors of First United Corporation (the "Company") in connection with the Annual Meeting of Shareholders to be held on April 28, 1998, and any adjournment or postponements thereof. The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, Directors and regular employees of the Company personally or by telephone, telegraph or facsimile. No additional remuneration will be paid to officers, Directors or regular employees who solicit proxies. The Company may reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to their principals. The Company has also engaged ChaseMellon Shareholder Services ("ChaseMellon") to assist in the solicitation of proxies, at an estimated cost of $2,000 plus reasonable expenses.

         Please complete, sign the enclosed proxy and return it to our transfer agent, ChaseMellon, promptly. Should you attend the meeting and desire to vote in person, you may withdraw your proxy by written request delivered to the Secretary of the Company, prior to its exercise by the named proxies. Also, your proxy may be revoked before it is exercised, whether or not you attend the meeting, by notifying Robert W. Kurtz, Secretary, First United Corporation, P.O. Box 9, Oakland, Maryland 21550-0009, in writing prior to the Annual Meeting of Shareholders. Your proxy may also be revoked by using a subsequently signed proxy. Your proxy will be voted in accordance with the instructions on the proxy card; if no instructions are given, your proxy will be voted FOR the Director nominees listed below, FOR the proposed Articles of Amendment and Restatement which effect several changes to the present Articles of Incorporation, FOR the ratification of the appointment of independent certified public accountants, and in the discretion of the persons named in the proxy with respect to any other matter properly brought before the meeting. The proxy materials are first being mailed to shareholders on or about March 27, 1998.


SUBMISSION OF SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         Shareholder proposals intended to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company not later than November 28, 1998, in order to be eligible for inclusion in the Company's 1999 Proxy Statement.


OUTSTANDING VOTING SECURITIES; VOTING RIGHTS

         Only shareholders of record of the Company's common stock, par value $.01 per share ("Common Stock") at the close of business on February 27, 1998, (the "Record Date") will be entitled to receive notice of and vote at the Annual Meeting of Shareholders. As of the Record Date, there were 6,250,961 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting of Shareholders, except that an aggregate of 674,869 shares, or 10.8%, held by the Trust Department of First United National Bank & Trust (the "Bank"), as sole trustee for the benefit of various beneficiaries, may not be voted in the election of Directors. Each share of Common Stock is entitled to one vote. Directors are elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the meeting, in which there is a quorum present. Ratification of Ernst & Young LLP as independent auditors also requires a majority of the votes cast. Consequently, withholding of votes, abstentions and broker non-votes will not affect the outcome of either vote. Because the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will be necessary for approval of the Articles of Amendment and Restatement, the withholding of votes, abstentions and broker non-votes will be the equivalents of votes against the proposed Articles of Amendment and Restatement.

STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth the number of shares of Common Stock beneficially owned as of the Record Date by Directors and executive officers and by each person that, to the Company's knowledge, beneficially owns more than 5% of the Company's outstanding Common Stock. Except as otherwise indicated and except for shares held by members of an individual's family or in trust, all shares are held with sole dispositive and voting power. The address of each person listed below is the address of the Company.

                                                    Common Stock      Percent of
                                                    Beneficially     Outstanding
DIRECTORS & EXECUTIVE OFFICERS:                         Owned       Common Stock

David J. Beachy ..........................               7,572           .12%
Donald M. Browning........................              17,821           .29%
Rex W. Burton ............................               9,119           .14%
Paul Cox, Jr..............................               1,337           .02%
Richard D. Dailey, Jr. ...................               2,661           .04%
William B. Grant .........................               6,009           .10%
Maynard G. Grossnickle....................               9,957           .16%
Raymond F. Hinkle ........................               5,684           .09%
Robert W. Kurtz ..........................               7,030           .11%
Andrew E. Mance ..........................              46,500           .74%
Elaine L. McDonald........................               2,078           .03%
Donald E. Moran...........................             103,829          1.66%
Karen F. Myers ...........................               8,456           .14%
I. Robert Rudy............................              28,373           .45%
James F. Scarpelli, Sr. ..................              87,637 (1)      1.40%

Richard G. Stanton.......................              11,800           .19%
Robert G. Stuck..........................               2,285           .04%
Frederick A. Thayer, III.................              48,143           .77%

Directors & Executive Officers as a Group (24 persons)424,801          6.80%

OTHER BENEFICIAL OWNERS:

Firstoak & Company.................................   605,203 (2)      9.68%

(1)      Includes  1053  shares   held  in  the  James  and  Margaret  Scarpelli
         Foundation Trust which Mr.Scarpelli has a 1/4 interest.

(2) Shares held in the name of Firstoak & Company, a nominee, are administered by the Trust Department of the Bank in a fiduciary capacity. Firstoak & Company disclaims beneficial ownership of such shares.


ELECTION OF DIRECTORS (PROPOSAL NO. 1)

         Eighteen (18) Directors will be elected at the Annual Meeting. If the proposed Articles of Amendment and Restatement are adopted by the shareholders, as described below under the caption "ADOPTION OF ARTICLES OF AMENDMENT AND RESTATEMENT," the Board of Directors will consist of three classes holding the terms of office indicated below. If such amendments are not adopted, all eighteen (18) nominees will be nominated to serve one-year terms, until the 1999 Annual Meeting of Shareholders and until his or her successor is elected and qualified:


         CLASS I (Term Expires 1999)   CLASS II (Term Expires 2000)      CLASS III (Term Expires 2001)

         David J. Beachy               Maynard G. Grossnickle            Karen F. Myers
         Donald M. Browning            Raymond F. Hinkle                 I. Robert Rudy
         Rex W. Burton                 Robert W. Kurtz                   James F. Scarpelli, Sr.
         Paul Cox, Jr.                 Andrew E. Mance                   Richard G. Stanton
         Richard D. Dailey, Jr.        Elaine L. McDonald                Robert G. Stuck
         William B. Grant              Donald E. Moran                   Frederick A. Thayer, III

         For each of the 18 nominees for director listed below there is a brief summary of his or her present principal occupation, other business experience during the last five years, age (as of the Record Date), and the year such individual first became a Director. Unless authority to vote is withheld, the enclosed proxy will be voted in favor of the nominees listed below. The Board of Directors has no reason to believe that any nominee herein will be unable to serve, but if any of them become unable to serve, the proxies may be voted with discretionary authority for the election of other persons to serve as directors.


         NAME              Age     Occupation During Past Five Years          Director Since

David J. Beachy            57      Vice President,                                 1985
                                   Fred E. Beachy Lumber Co., Inc.,
                                   Building Supplies

Donald M. Browning         73      Corporate Secretary,                            1985
                                   Browning's, Inc.,
                                   Retail Groceries

Rex W. Burton              63      Owner & President,                              1992
                                   Burtons, Inc., Dry Goods

Paul Cox, Jr.              58      Owner, Professional Tax Service                 1993
                                   Tax Consulting Firm

Richard D. Dailey, Jr.     41      President,  Cumberland Electric Company         1995

William B. Grant           44      Chairman of the Board and                       1995
                                   Chief Executive Officer ("CEO")
                                   First United Corporation and
                                   First United National Bank & Trust

Maynard G. Grossnickle     66      Farmer, Retired                                 1996

Raymond F. Hinkle          61      Tax Consultant                                  1996

Robert W. Kurtz            51      President, Chief Financial Officer,             1990
                                   Secretary and Treasurer
                                   First United Corporation;
                                   President and Chief Financial Officer
                                   First United National Bank & Trust

Andrew E. Mance            83      Physician                                       1985

Elaine L. McDonald         49      Vice President,                                 1995
                                   Alpine Village / Silver Tree Inn

Donald E. Moran            67      Secretary/Treasurer, Moran Coal Company         1988

Karen F. Myers             46      President, Mountaineer Log & Siding Co.,        1992
                                   Inc.; Associate Broker, A&A Realty/Long &
                                   Foster




                                      - 4 -







I. Robert Rudy            45      President, Rudy's Inc.,                          1992
                                   Retail Apparel and Sporting Goods

James F. Scarpelli, Sr.   84      Owner, Scarpelli Funeral Home                    1985

Richard G. Stanton        58      Banker, Retired                                  1985

Robert G. Stuck           51      Vice President, Oakview Motors, Inc.             1995

Frederick A. Thayer, III  64      Judge, Retired                                   1996


THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR SUCH
NOMINEES.
Attendance at Board Meetings

         During 1997 the Board of Directors of the Company held eight meetings. All incumbent Directors who are nominees for reelection attended at least 75% of the Board Meetings and meetings of each committee of the Board on which such Director served, with the exception of Donald E. Moran, who attended 63% of the Board Meetings and 73% of meetings of the committees on which he served, and Donald M. Browning, Rex W. Burton, Richard D. Dailey, Jr., Richard G. Stanton and Frederick A. Thayer, III, who attended 67%, 64%, 25%, 67% and 71% of meetings of the committees on which they served, respectively. In addition, Directors of the Company's subsidiaries have met in accordance with guidelines established by the Board of Directors.

Committees of the Board of Directors

         In addition to meeting as a group, certain members of the Board also devote their time to certain standing committees. Members of the Board of Directors of the Company are also members of the Board of Directors of the lead subsidiary, the Bank. These committees act on behalf of the Company. Among those committees are the Audit, Asset and Liability Management, Executive, Strategic Planning, and Corporate Development Committees. The Chairman of the Board and CEO of the Company, William B.
Grant, is a member of all committees, except the Audit Committee.

         Audit Committee - The Audit Committee, which consists of Raymond F. Hinkle, Andrew E. Mance, Elaine L. McDonald, James F. Scarpelli, Sr. and Kathryn
M. Burkey, an ex-officio member from the Advisory Board, reviews significant audit and accounting principles, policies and practices, meets with the Company's auditor to review the Company's internal auditing function, and meets with the Company's independent auditors to review the results of the annual audit. This committee met four times in 1997.

         Asset and Liability Management Committee - The Asset and Liability Management Committee, which consists of David J. Beachy, Rex W. Burton, Paul Cox, Jr., Richard D. Dailey, Jr., William B. Grant, Robert W. Kurtz, Karen F. Myers, Richard G. Stanton and Robert G. Stuck, reviews and recommends changes to the Company's Asset and Liability, Investment, Liquidity, and Capital Plans.

This committee met three times in 1997.

         Executive Committee - The Executive Committee, which consists of Donald
M.  Browning,  Rex W.  Burton,  Paul Cox,  Jr.,  William  B.  Grant,  Maynard G.
Grossnickle,  Robert W.  Kurtz,  Donald E.  Moran,  Karen F.  Myers,  Richard G.
Stanton and Frederick A. Thayer, III, is responsible for reviewing and recommending changes to the Company's Insurance Program, overseeing compliance with the Company's By-Laws and Articles of Incorporation, supervising the Company's CEO, recommending to the Board a compensation policy for the CEO and other executive officers of the Company and its subsidiaries, recommending changes to the CEO's compensation package based on performance reviews, monitoring the performance of the Company and its subsidiaries, recommending changes to the Company's and subsidiaries' personnel policies, and serving as a director nomination committee. The Executive Committee functions with the authority of the full Board between meetings of the Board. This committee met three times in 1997.

         Strategic Planning Committee - The Strategic Planning Committee which consists of Rex W. Burton, William B. Grant, Raymond F. Hinkle, Elaine L. McDonald, Donald E. Moran, I. Robert Rudy, Richard G. Stanton, Frederick A. Thayer, III, and three Advisory Board members, George C. Harne, William M. Kenny, and Gary R. Ruddell, focuses on long-term planning to insure that management's decisions take into account the future operating environment, the development of corporate statements of policy, review of overall management internal control procedures, and review of management's internal and external information and communications systems. This committee met six times in 1997.

         Corporate Development Committee - The Corporate Development Committee, which consists of David J. Beachy, Richard D. Dailey, Jr., William B. Grant, Robert W. Kurtz, Andrew E. Mance, Donald E. Moran and Frederick A. Thayer, III, is charged with addressing issues pertaining to the Company's structure, its Articles of Incorporation and Bylaws, and oversight of the Company's Investor Relations Program.


REMUNERATION OF DIRECTORS AND EXECUTIVE OFFICERS

Directors' Fees

         Directors' fees are paid only to Directors who are not executive officers of the Company. A Director of the Company receives up to $350 for a Board meeting and up to $175 for each committee meeting of the Board of which the Director is a member, depending on the length of the meeting. Directors of subsidiaries of the Company are compensated for their attendance of meetings of the subsidiaries' Boards of Directors.

Summary Compensation Table

         The following table sets forth the total remuneration for services in all capacities paid during each of the last three fiscal years to the chief executive officer and each other executive officer of the Company whose annual compensation exceeded $100,000 during the fiscal year ended December 31, 1997.




     Name and                                                    Annual Compensation                         All other
 Principal Position                       Year             Salary                    Bonus (1)             Compensation(2)(3)(4)
-------------------                       ----             ------                    -----                 ------------

William B. Grant                          1997            $125,000                   $21,370                  $14,832
Chairman of the Board and CEO             1996             114,763                    27,516                   10,714
                                          1995             107,196                         0                   10,478

Robert W. Kurtz                           1997            $117,000                   $25,605                  $10,129
President, Chief Financial Officer,       1996             111,276                    29,767                    7,050
and Secretary/Treasurer                   1995             107,196                         0                    7,296

(1) No pay for performance was paid for 1995. The pay for performance for 1996 and 1997 was distributed in 1997 and 1998, respectively.

(2) Includes (i) basic and matching contributions made by the Company for Mr. Grant under the Company's Profit Sharing Plan of $5,015, $10,151, and $9,935 for fiscal years 1997, 1996, and 1995, respectively, and (ii) contributions made by the Company under the Employee Stock Ownership Plan of $9,817, $563, and $543 for fiscal years 1997, 1996, and 1995, respectively.

(3) Includes (i) basic and matching contributions made by the Company for Mr. Kurtz under the Company's Profit Sharing Plan of $767, $6,504, and $6,742, for fiscal years 1997, 1996, and 1995, respectively, and (ii) contributions made by the Company under the Employee Stock Ownership Plan of $9,392, $546, and $554 for fiscal years 1997, 1996, and 1995, respectively.

(4) Messrs. Grant and Kurtz have in excess of seven years of credited service under the respective plans, and are therefore 100% vested.

Executive Committee Interlocks and Insider Participation

         The Executive Committee consists of Donald M. Browning, Rex W. Burton, Paul Cox, Jr., William B. Grant, Maynard G. Grossnickle, Robert W. Kurtz, Donald
E. Moran, Karen F. Myers, Richard G. Stanton and Frederick A. Thayer, III. Mr. Grant is Chairman of the Board and CEO of the Company and Mr. Kurtz is President, CFO and Secretary/Treasurer of the Company. Mr. Stanton is the former Chairman of the Board, President and CEO of the Company.

Executive Committee Report on Compensation

         The basic philosophy of the Company's compensation program is to offer competitive compensation for all executive employees which takes into account both individual contributions and corporate performance. Compensation levels for executives were recommended by the Executive Committee and approved by the non-employee Directors of the Board.

         Executive compensation of the Chairman of the Board/CEO and of the President/CFO, as well as the other executives, consists of two principal elements: (i) base salary; and (ii) incentives that are variable, fluctuate annually, and are linked to the Company's performance, and therefore at risk. Base salaries are set at levels intended to foster a career development among executives, consistent with the long-term nature of the Company's business objectives. In setting base salary levels, consideration is given to establishing salary levels that approximate the amounts paid for similar executive positions at other comparable community banking organizations. Salary adjustments and "at risk" amounts are determined in accordance with the Annual Incentive Program established for executive officers and other members of senior management. The incentive program, which was developed in consultation with the Company's independent accountants, utilizes a targeted goal-oriented approach whereby each year the committee establishes performance goals based on the recommendation of the Chairman and CEO. The performance goals include strategic financial measures such as earnings per share, return on equity, and efficiency ratio. Each of these elements is weighted approximately the same. The measures are established annually at the start of each fiscal year and are tied directly to the Company's business strategy, projected budgeted results and competitive peer group performance.

         The targeted goals are set at levels which only reward continued exceptional Company performance. The incentive awards are expressed as a percent of base pay and measured on a range around the targeted goals with a fixed maximum incentive award. The plan provides a payout equal to 10% of salary for attaining the minimum goals, a payout of 25% of salary for attaining the targeted goals, and up to 40% of salary for reaching or exceeding maximum goal levels. Payout percentages are interpolated for results between various categories. Performance below certain stated minimum threshold levels will result in no incentive payout to the executives.

         The 1997 goals, as approved by the Board, are shown below, and compared to the actual results for 1997:

                                  Minimum      Target         Maximum    Actual
                                  -------      ------         -------    ------

         Return on Equity          10.00%      12.18%          15.00%    11.67%
         Earnings Per Share       $  .90       $1.10           $1.30     $1.05
         Efficiency Ratio          62.50%      60.69%          56.00%    62.98%

As the results indicate, Company performance fell short of targeted performance, but exceeded minimum performance as to "return on equity" and "earnings per share," and did not obtain the minimum as to "efficiency ratio". These results are a direct result of the one-time costs associated with process improvements undertaken in 1997. With earnings restated without inclusion of these one-time process improvement costs, performance would have been as follows: Return on Equity - 12.72%, Earnings Per Share - $1.14, and Efficiency Ratio - 60.22%. These results clearly show performance which is consistent with Company goals. The Executive Committee decided, with the Board's concurrence, not to restate performance, and the at-risk portion of the salary which is based on performance was based on actual Company results.

         Mr. Grant's 1997 base salary increase of $10,237, or 8.9% over 1996, was due to his promotion to Chairman and CEO in 1996. The 1997 base salary increase of $5,724, or 5.1% over 1996, for Mr. Kurtz was due to his promotion to President and Chief Operating Officer in 1996. With respect to Mr. Grant, his incentive compensation was based on meeting certain financial goals as outlined in the preceding table. His incentive compensation was less than the prior year, because all of those financial goals described above were not fully realized. The incentive compensation for Mr. Kurtz was based on a combination of financial goals of the Company and certain subjective goals on his personal performance. His incentive compensation was less than last year because not all of the Company's financial goals were realized.

                               EXECUTIVE COMMITTEE

                               BY: Donald M. Browning   Donald E. Moran
                                   Rex W. Burton        Karen F. Myers
                                   Paul Cox, Jr.        Richard G. Stanton

                               Maynard G. Grossnickle   Frederick A. Thayer, III


PENSION AND PROFIT SHARING PLANS

         The following table shows the maximum annual retirement benefits payable under the Company Defined Benefit Pension Plan for various levels of compensation during the year of service:

                  APPROXIMATE ANNUAL BENEFIT UPON RETIREMENT AT
                   AGE 65 BASED ON YEARS OF CREDITED SERVICE

        FINAL AVERAGE
        COMPENSATION     15 YEARS    20 YEARS    25 YEARS    30 YEARS   35 YEARS

              30,000       6,000       8,000      10,000      12,000      14,000
              70,000      15,000      20,000      25,000      30,000      35,000
             110,000      24,000      32,000      40,000      48,000      56,000
             150,000      33,000      44,000      55,000      66,000      77,000
             190,000      33,250      47,000      58,750      70,500      82,250

For purposes of this table, final average compensation shown is twelve times the average of the highest salary during sixty consecutive months in the last one hundred twenty months preceding normal retirement. Also, for purposes of the table, benefits are payable for life with a minimum guarantee of ten years. Benefits are computed on an actuarial basis. To convert the benefits at normal retirement to a lifetime only benefit, the amounts would be increased by a factor of 1.0677% during 1997. Social Security benefits are not shown on the table and would not reduce retirement benefits under the plan.

Projected Benefits for Highly Compensated Employees:

                 CURRENT COMPENSATION CREDITED SERVICE AT    ESTIMATED ANNUAL
                  COVERED BY THE PLAN  NORMAL RETIREMENT  BENEFITS AT RETIREMENT
William B. Grant           $154,037        40 Years                $86,821
Robert W. Kurtz            $147,368        38 Years                $80,039

PERFORMANCE GRAPH

         Set forth below is a graph showing 5-year cumulative total return of the Common Stock as compared with all publicly traded banks in the $500 million to $1 billion Asset-Size Index, and the NASDAQ total index.

                        PERFORMANCE GRAPH INSERTED HERE


                            Total Return Performance

                                                                            Period Ending
Index                                      12/31/92     12/31/93     12/31/94     12/31/95   12/31/96   12/31/97
----------------------------------------------------------------------------------------------------------------
First United Corporation                     100.00       209.15       195.67       159.21     156.30     218.17
NASDAQ - Total US                            100.00       114.80       112.21       158.70     195.19     239.53
SNL $500M-$1B Bank Index                     100.00       125.46       133.93       177.82     222.29     361.35


TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

         Some of the Directors and officers of the Company and their associates were customers of and had banking transactions with banking subsidiaries of the Company in the ordinary course of business during 1997. All loans and loan commitments included in such transactions were made on the same terms, including collateral, as those prevailing at the same time for comparable transactions with others, and in the opinion of the management of the Company, do not involve more than a normal risk of collectability or present other unfavorable features.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, the Company's executive officers and Directors are required to file with the Securities and Exchange Commission reports of their ownership of Common Stock. Based solely on a review of copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that during the fiscal year ended December 31, 1997, its executive officers and Directors complied with the Section 16(a) requirements.


ADOPTION OF ARTICLES OF AMENDMENT AND RESTATEMENT (PROPOSAL NO. 2)

         The Board of Directors proposes that the present Articles of Incorporation of the Company be amended and restated by the adoption of Articles of Amendment and Restatement ("Restated Articles"). The Restated Articles effects four substantive and material changes by: (a) increasing the authorized shares of Common Stock from 12,000,000 to 25,000,000; (b) staggering the terms of Directors and providing that they be removed only for cause as provided by Maryland law, subject to regular Board elections; (c) establishing parameters that the Board of Directors shall consider in evaluating offers to acquire the Company; and (d) limiting liability of Directors and officers consistent with Maryland law. The Restated Articles effects other minor revisions which the Board of Directors does not consider to be material but will be approved by shareholder vote. While the following discussion summarizes certain provisions of the Company's proposed Restated Articles, this summary does not purport to be a complete description of, and is qualified in its entirety by reference to, the proposed Restated Articles which accompanies this Proxy Statement. Although the Board of Directors believes that this proposal is beneficial to shareholders, shareholders should consider possible disadvantages, discussed under the heading, "Disadvantages of Anti- Takeover Provisions in Restated Articles," below.

         The Board of Directors believes that approval of the Restated Articles will have the effect of encouraging a potential acquiror to negotiate directly with the Board of Directors of the Company and discourage hostile takeover attempts. Certain federal banking laws, which regulate bank holding companies and restrict changes in bank control, and Maryland corporate laws, which restrict certain business combinations and share acquisitions, also discourage hostile takeovers. The Board of Directors believes that this combination of state and federal law and the Restated Articles would likely require a potential acquiror to consult with the Board of Directors.

         Approval of the proposals will have the effect of approving the Restated Articles. The Restated

Articles, if approved and adopted, will become effective upon filing the Restated Articles with the Maryland State Department of Assessments and Taxation, which would be accomplished as soon as practicable. If one or more of the proposals are not approved, the Board of Directors will review the results of the shareholder vote and determine whether to make effective only the proposal or proposals that were approved by filing alternative Restated Articles or by filing Articles of Amendment.

A.  Increase in Authorized Common Stock and Other Stock Issues

         The Company's Articles of Incorporation currently provide for an authorized capitalization consisting of 12,000,000 shares of common stock, par value $.01 per share, and 2,000,000 shares of preferred stock, without par value, of which 6,250,961 shares of Common Stock are issued and outstanding, with an additional 196,155 shares of Common Stock reserved for issuance under the Company's Dividend Reinvestment and Stock Purchase Plan. The Restated Articles increases the number of shares of Common Stock to 25,000,000 shares.

         The Board considers the proposed increase to be in the best long-term and short-term interests of the Company and its shareholders. The proposed increase ensures that a sufficient number of shares of Common Stock will be available for possible future transactions, including, among others, acquisitions, stock splits, and other general corporate purposes. All attributes of additional Common Stock to be authorized would be the same as those of the existing shares of Common Stock. If additional shares are issued, the percentage ownership interests of existing shareholders may be reduced. It is possible that shares of Common Stock may be issued at a time and under circumstances that may increase or decrease earnings per share and increase or decrease the book value per share of shares presently held. Moreover, such additional share issuance could be construed as having an anti-takeover effect because the percentage ownership of a potential acquiror would be reduced upon the issuances of additional shares. The Company, however, does not have any immediate plans, arrangements, agreements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock which would be authorized by the proposed amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
RESTATED ARTICLES BY APPROVAL OF THIS PROPOSAL.

B.  Staggered Terms of Directors and For Cause Removal

         The Restated Articles provides that the Board of Directors of the Company will be divided into three classes, with directors in each class elected for three-year staggered terms. Therefore, a majority of the Company's Board of Directors may be replaced after two annual elections. Directors who were appointed by the Board to fill a Board vacancy will serve for the unexpired portion of the term of the Director whose place was made vacant, until the election of his successor or until he is removed prior thereto by an affirmative vote of the holders of a majority of the stock. The current Articles of Incorporation provide for one-year terms for all Directors.

         Although the Board of Directors has in the past retained a high percentage of its Directors, the Board and management believe that it is desirable to ensure continuity and stability of the Company's leadership and policies, thereby enabling it to carry out its long-range plans for its benefit and that of its shareholders, and that a staggered Board of Directors will assist in achieving such continuity and stability. Such a staggered Board of Directors would moderate the pace of any change in control of the Company since a person or entity acquiring a majority stock interest in the Company would have to wait for at least two consecutive annual meetings, covering a period of two years, to elect a majority of the Company's Board of Directors. The implementation of a staggered Board may discourage a hostile acquisition, and thus, require an acquiror to approach the Board with any potential tender offer. The inability to change the composition of the Board of Directors immediately even if such change and composition were determined by the shareholders to be beneficial to them may tend to discourage a tender offer or hostile takeover bid for the Company's stock, and enable the Board of Directors to negotiate the terms of any offer to achieve maximum value for the Company.

         Maryland law provides that directors on a staggered board of directors may be removed only for cause, unless the Articles of Incorporation states otherwise. To conform with Maryland law regarding staggered boards of directors, the Restated Articles provides that a Director or the entire Board of Directors may be removed only for cause and only by the affirmative vote of a majority of the entire Board of Directors of the Company or by the affirmative vote of a least a majority of the shares eligible to vote generally in the election of directors. Removal for cause is defined as a final unappealable conviction of a felony, unsound mind, adjudication of bankruptcy, or action that causes material injury to the Company. While shareholders may choose not to re-elect a director at the end of his or her term, shareholders may only attempt to remove a director for cause after service of specific charges, adequate notice and full opportunity to refute the charges. The current Articles of Incorporation provide that directors may be removed by a majority vote of shareholders, with or without cause. This change, may, under certain circumstances, impede the removal of a director or directors of the Company, thus precluding a person or entity from immediately acquiring control of the Company's Board through the removal of existing directors and the election of his or its nominees to fill the newly-created vacancies.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
RESTATED ARTICLES BY APPROVAL OF THIS PROPOSAL.

C.  Board Evaluation of Parameters for Changes of Control

         The Restated Articles provides that the Board of Directors will consider all factors they deem relevant in evaluating any proposed offer for the Company or any of its shares, any proposed merger or consolidation of the Company or subsidiary of the Company with or into another entity, any proposal to purchase or otherwise acquire all or substantially all of the assets of the Company or any subsidiary of the Company, and any other business combination. The Directors are required to evaluate whether the proposal is in the best interests of the Company and its subsidiaries by considering the best interests of the shareholders and other factors the Directors determine to be relevant. The Directors must evaluate the consideration being offered to the shareholders in relation to the then current market value of the Company and its subsidiaries, the then current market value of the stock of the Company or any subsidiary in a freely negotiated transaction, and the Directors' judgment as to the future value of the stock of the Company as an independent entity.

         The Board believes that consideration of the parameters is appropriate and consistent with the standard of conduct for directors established by Maryland corporate law. If approached by a potential acquiror, the Board can exercise its business judgment objectively based on a list of factors. One Director believes that more factors should be listed. The proposal is not intended to lessen shareholder rights or to subjugate shareholder interest to the interests of others but is proposed to establish guidelines for the Board to preserve shareholder value and interests in general by requiring a potential acquiror to approach the Board with any potential offer.

D.  Limitation of Liability of Directors and Officers

         The Restated Articles limits liability of the Company's Directors and officers in connection with their service in those capacities to nonmonetary damages to the extent provided under Maryland corporate law. Maryland law permits a Maryland corporation to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. Maryland law presently permits a corporation to eliminate or limit the scope of personal liability of directors and officers to the Company or its shareholders for monetary damages other than (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to such Director or officer is entered in a proceeding based on a finding that such Director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         Currently, the Articles of Incorporation does not limit the liability of the Company's Directors and officers to nonmonetary damages. The proposed change will enhance the Company's ability to attract and retain qualified personnel to serve as its directors and officers and provides greater predictability in the Company's legal affairs. The Board believes that this provision of the Restated Articles is necessary to attract and retain qualified Directors, and to keep the Directors focused on utilizing their best business judgment. The change does not eliminate the directors' or officers' duty of care to the Company and its shareholders, and does not eliminate other remedies available with regard to negligence by directors, such as injunction or rescission, based upon breach of a director's duty of care. The effect of the change may be to limit or eliminate an effective remedy which might otherwise be available to the shareholder. To the best of the Board of Directors knowledge, there is currently no pending or threatened litigation involving Directors of the Company that might be affected by this limited liability provision.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
RESTATED ARTICLES BY APPROVAL OF THIS PROPOSAL.

E.  Approval of Other Provisions in Restated Articles

         The Board of Directors believes that the changes to the present Articles of Incorporation would be made most efficiently and effectively by completely restating the present Articles of Incorporation to read as provided in the Restated Articles attached as Appendix A. The substantive and material changes made by the Restated Articles are described in Proposals 2(a) through 2(d). To ensure that the requisite shareholder approval is obtained for all changes made in the Restated Articles and not just those reflected in Proposals 2(a) through 2(d), the shareholders are requested to approve in Proposal 2(e) the balance of the revisions made in the Restated Articles, which do not materially change the substance of the present Articles of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
RESTATED ARTICLES BY APPROVAL OF THIS PROPOSAL.

Disadvantages of Anti-Takeover Provisions

         Although the Company's Board of Directors believes that the proposed changes to the present Articles of Incorporation are beneficial to shareholders, the provisions may have the effect of rendering the Company less attractive to potential hostile acquirors thereby discouraging future takeover attempts from which shareholders may, or may not, obtain a premium for their shares over current market prices. The provisions also render the removal of the incumbent Board of Directors more difficult. Thus, these proposals may tend to make accomplishment of certain transactions involving a potential hostile change of control of the Company more difficult. The Board of Directors believes, however, that the potential benefits outweigh these possible disadvantages.


RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL NO. 3)

         Subject to ratification by shareholders, the Board of Directors has reappointed Ernst & Young LLP as independent auditors to audit the consolidated financial statements of the Company and its subsidiaries. Ernst & Young LLP has advised the Company that no one within the firm nor any of its members or associates has any direct financial interest in or has any connection with the Company or its subsidiaries other than as independent auditors. No representatives of Ernst & Young LLP are expected to be present at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR SUCH
RATIFICATION.


OTHER MATTERS

          As of the date of this proxy statement, the Board of Directors is not aware of any matters, other than those stated above, that may properly be brought before the meeting. If other matters should properly come before the meeting or any adjournment thereof, persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

                                                        BY ORDER OF THE BOARD OF
                                                        DIRECTORS



                                                        ROBERT W. KURTZ
                                                        Secretary

                                   APPENDIX A

                            FIRST UNITED CORPORATION
                      ARTICLES OF AMENDMENT AND RESTATEMENT


First United Corporation, a Maryland corporation (hereinafter called the "Corporation"), having its principal office in Garrett County, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         SECTION I. The Corporation desires to completely amend and restate its Charter by striking all paragraphs of the Articles of Incorporation and amendments thereto, and inserting in lieu thereof the following:

              FIRST: The name of the corporation (hereinafter called the "Corporation") is: FIRST UNITED CORPORATION

              SECOND: The purposes for which the Corporation is formed are as follows:

                      (a) To  exercise  all  powers  of  a bank holding company.

                      (b) To engage in any lawful act or activities permitted by a corporation organized under the laws of the State of Maryland.

The foregoing enumeration of the purposes, objects and business of the Corporation is made in furtherance, and not in limitation, of the powers conferred upon the Corporation by law, and is not intended, by the mention of any particular purpose, object or business, in any manner to limit or restrict the generality of any other purpose, object or business mentioned, or to limit or restrict any of the powers of the Corporation, and the said Corporation shall enjoy and exercise all of the powers and rights now or hereafter conferred by statute upon corporations. Nothing herein contained shall be deemed to authorize or permit the Corporation to carry on any business or exercise any power or do any act which a corporation formed under the laws of the State of Maryland may not at the time lawfully carry on or do.

              THIRD: The post office address of the principal office of the Corporation in this State is 19 South Second Street, Oakland, Maryland 21550-0009. The name and post office address of the resident agent of the Corporation in this State are William B. Grant, 19 South Second Street, Oakland, Maryland 21550-0009. Said resident agent is an individual and a citizen of this State who resides in this State.

              FOURTH: The total number of shares of stock which the Corporation has authority to issue is Twenty-Seven Million (27,000,000) shares, consisting of Twenty-Five Million (25,000,000) shares of common stock, $.01 par value per share, and Two Million (2,000,000) shares of preferred stock, without par value. The aggregate value of all authorized shares having a par value is Two Hundred Fifty Thousand Dollars ($250,000).

A description of each class of stock of the Corporation, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, is as follows:

                      (a) Common Stock. Subject to the rights of holders of any series of preferred stock established pursuant to paragraph (b) of this Article FOURTH, each share of common stock shall entitle the holder to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the Board of Directors in accordance with the Maryland General Corporation Law ("MGCL"), and to all rights of a stockholder pursuant to the MGCL. The common stock shall have no preference, preemptive, conversion or exchange rights.

                      Dividends may be declared on the common stock at such time and in such amounts as the Board of Directors may deem advisable; however, any such dividends shall be subject to the rights of any preferred stock outstanding, and any share of common stock shall entitle the holder thereof to one (1) vote in any proceedings in which action shall be taken by stockholders of the Corporation.

                      (b) Series Preferred Stock. Shares of Preferred Stock may be issued in one or more series, from time to time, with each such series to consist of such number of shares and to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation, and the Board of Directors is hereby expressly vested with authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions.

                      The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following: (i) the number of shares constituting that series and the distinctive designation thereof; (ii) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which dates, and the relative rights of priority, if any, of payment of dividends on shares of that series; (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine; (v) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and (viii) any other relative rights, preferences and limitations of that series.

                      The Board of Directors shall have the power from time to time to (i) classify or reclassify, in one or more series, any unissued shares of series preferred stock, and (ii) reclassify any unissued shares of any series of series preferred stock, in either case by setting or changing the number of shares constituting such series and the designation, preferences conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such shares and, in such event, the Corporation shall file for record with the State Department of Assessments and Taxation of Maryland articles supplementary in substance and form as prescribed by Maryland law.

              FIFTH: The number of Directors of the Corporation shall be not less than three (3) nor more than twenty-five (25). The number of Directors may be increased or decreased in accordance with the Bylaws of the Corporation. The Directors shall be divided into three classes with respect to the time for which they shall hold office. Directors of Class I shall hold office for one year or until the first annual meeting of stockholders following their election; Directors of Class II shall hold office for two years or until the second annual meeting of stockholders following their election; and Directors of Class III shall hold office for three years or until the third annual meeting of stockholders following their election; and in each case until their successors are elected and qualify. At each future annual meeting of stockholders, the successors to the Class of Directors whose term shall expire at that time shall be elected to hold office for a term of three years, so that the term of office of one Class of Directors shall expire in each year.

              SIXTH: The following provisions are hereby adopted for the purposes of describing the rights and powers of the Corporation and of the Directors and stockholders:

                      (a) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of stock of any class, whether now or hereafter authorized, and securities convertible into shares of its stock of any class whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations and restrictions, if any, as may be set forth in the Bylaws of the Corporation.

                      (b) The Board of Directors of the Corporation may from time to time classify or reclassify any unissued shares of stock of any class or series by setting, fixing, eliminating or altering in any one or more respects the preferences, rights, voting powers, restrictions and qualifications of, dividends on, and redemption, conversion, exchange and other rights of, such shares.

                      (c) The Corporation reserves the right, upon authorization by the Board of Directors and requisite approval by the affirmative vote of holders of two-thirds of the outstanding stock, to amend its Charter so that such amendment may alter the contract rights, as expressly set forth in the Charter, of any such class of outstanding stock.

                      The enumeration and definition of a particular power of the Board of Directors included in the foregoing is for descriptive purposes only and shall in no way limit or restrict the terms of any other clause of this or any other Article of these Articles of Incorporation, or in any manner exclude or limit any powers conferred upon the Board of Directors under the MGCL now or hereafter in force.

              SEVENTH: The Directors of the Corporation shall consider all factors they deem relevant in evaluating any proposed offer for the Corporation or any of its stock, any proposed merger or consolidation of the Corporation or subsidiary of the Corporation with or into another entity, any proposal to purchase or otherwise acquire all or substantially all the assets of the Corporation or any subsidiary of the Corporation, and any other business combination (as such term is defined in the MGCL). The Directors shall evaluate whether the proposal is in the best interests of the Corporation and its subsidiaries by considering the best interests of the stockholders and other factors the Directors determine to be relevant. The Directors shall evaluate the consideration being offered to the stockholders in relation to the then current market value of the Corporation and its subsidiaries, the then current market value of the stock of the Corporation or any subsidiary in a freely negotiated transaction, and the Directors' judgment as to the future value of the stock of the Corporation as an independent entity.

              EIGHTH: A Director of the corporation may be removed during his or her term of office only for cause, which is defined as a final unappealable conviction of a felony, unsound mind, adjudication of bankruptcy, or action that causes material injury to the Corporation. Action to remove a Director may be taken only upon by the affirmative vote of a majority of the entire Board of Directors of the Corporation or by the affirmative vote of a majority of the outstanding voting stock of the Corporation. Stockholders shall not have the right to remove Directors without such cause. Stockholders may only attempt to remove a Director for cause after service of specific charges, adequate notice and full opportunity to refute the charges.

              NINTH: No Director or officer of the Corporation shall be liable to the Corporation or to its stockholders for money damages except (i) to the extent that it is proved that such Director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to such Director or officer is entered in a proceeding based on a finding in the proceeding that such Director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. No amendment of these Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment.

         SECTION II. The provisions set forth in these Articles of Amendment and Restatement are all of the provisions of the Charter of the Corporation in effect upon acceptance of these Articles of Amendment and Restatement (the "Articles") for record by the State Department of Assessments and Taxation of Maryland, and upon such acceptance these Articles shall constitute the entire Charter of the Corporation and supersede all prior Charter papers.

         SECTION III. The foregoing complete Amendment and Restatement of the Charter of the Corporation includes amendments to the Charter duly advised by the Board of Directors and approved by the stockholders of the Corporation in the manner required for a Charter amendment under the Charter and By-laws of the Corporation and the laws of the State of Maryland.

         SECTION IV. (a) The Board of Directors of the Corporation at a meeting held on December 17, 1997, adopted a resolution in which was set forth the foregoing complete Amendment and Restatement of the Articles of Incorporation, declaring that said Amendment and Restatement were advisable, and directing that they be submitted to the stockholders of the Corporation for their consideration.

                      (b) The stockholders of the Corporation approved the complete Amendment and Restatement of the Articles of the Corporation as hereinabove set forth at a meeting of the stockholders held on April 28, 1998.

         SECTION V. (a) The total number of shares of all classes of stock of the Corporation heretofore authorized, and the number and par value of the shares of each class are as follows: The total number of shares of stock which the Corporation has authority to issue is fourteen million (14,000,000) shares, consisting of twelve million (12,000,000) shares of common stock, $.01 par value per share, and two million (2,000,000) shares of preferred stock, without par value. The aggregate value of all authorized shares having a par value is one hundred twenty thousand dollars ($120,000).

                      (b) The total number of shares of all classes of stock of the Corporation, as increased, and the number and par value of the shares of each class are as follows:

                  The total number of shares of stock which the Corporation has authority to issue is Twenty-Seven Million (27,000,000) shares, consisting of Twenty-Five Million (25,000,000) shares of common stock, $.01 par value per share, and Two Million (2,000,000) shares of preferred stock, without par value. The aggregate value of all authorized shares having a par value is Two Hundred Fifty Thousand Dollars ($250,000).

                      (c) The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each class of authorized capital stock, as increased, are as set forth in Section 1, Article FOURTH of these Articles of Amendment and Restatement.

         IN WITNESS WHEREOF, First United Corporation has caused these Articles of Amendment and Restatement to be signed and acknowledged in its name and on its behalf by its Chairman of the Board and witnessed and attested by its Secretary on this ___ day of April, 1998, and they acknowledged the same to be the act of said Corporation, and that to the best of their knowledge, information and belief, all matters and facts stated herein are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:                                     FIRST UNITED CORPORATION



______________________________              By:_________________________(SEAL)
Robert W. Kurtz                                William B. Grant
Secretary                                      Chairman of the Board

PROXY
FIRST UNITED CORPORATION
P.O. Box 9
Oakland, MD 21550-0009

The undersigned hereby appoints Mr. Billy L. Eckstine and Dr. William G. Savage, and each of them, as Proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, and hereby authorizes them to represent and to vote as designated on the reverse side, all the shares of Common Stock of First United Corporation held of record by the undersigned on February 27, 1998, at the Annual Meeting of Shareholders to be held on April 28, 1998, or any adjournment thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED. HOWEVER, IN THE ABSENCE OF DIRECTION TO THE CONTRARY, THE ATTORNEYS NAMED HEREIN INTEND TO VOTE THIS PROXY "FOR" PROPOSALS 1, 2 AND 3 HEREON, AND FOR MATTERS WHICH MAY BE PRESENTED AT THE MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

(Please sign on reverse side and return immediately)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
--------------------------------------------------------------
FOLD AND DETACH HERE

FIRST UNITED CORPORATION CAPABLE AND EAGER TO MEET THE FINANCIAL NEEDS OF ITS SHAREHOLDERS

Dividend Reinvestment
A convenient way to make your shares in First United GROW!! Our plan also allows you to purchase additional shares.

Trust Services
First United offers a complete array of trust services designed to meet the individual needs of our clients. These services include personal trusts, estate planning, employee benefit plans, estate administration and fully managed IRA's.

Certificate of Deposit
A complete selection of fully-insured deposit products are available at First United. Investors can select from a range of maturities. Our skilled Customer
Service Officers are capable of designing investment programs to plan for college, retirement, and other goals.

Brokerage Services
Full service brokerage is available through PRIMEVEST Financial Services located at First United. PRIMEVEST offers a broad spectrum of investment products and services, such as retirement planning, financial planning, portfolio management and much more. Our PRIMEVEST Investment Executives devote a high level of attention to your investment needs.

PRIMEVEST Financial Services, Inc. is an independent, registered broker/dealer. Member of NASD/SIPC. Securities provided by PRIMEVEST: *Not FDIC Insured *No Financial Institution Guarantee *May lose value.

President's Club
The President's Club is a truly unique club which brings together the special customers of First United for informative seminars, delightful trips and special promotions.

THIS LIST IS ONLY A SAMPLE OF THE  SERVICES  WHICH  YOU,  OUR  OWNERS,  CAN TAKE
ADVANTAGE OF, FOR MORE DETAILS ON THESE EXCITING SERVICES. CALL MY BANK'S CUSTOMER SERVICE CENTER, TOLL FREE AT (888) 692-2654.

1. Proposal to elect 18 Directors. If the proposed Articles of Amendment and Restatement specified in Proposal 2 are adopted by the shareholders, the Board of Directors will consist of three classes as listed. If such Articles of Amendment and Restatement are not adopted, all eighteen of the director nominees will be nominated to serve until the 1999 Annual Meeting of Shareholders.

For                                  WITHHOLD
all nominees                         AUTHORITY
listed (except as                  to vote for all
marked to the contrary)            nominees listed

         [   ]                         [   ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

CLASS I (Term Expires 1999)     CLASS II (Term Expires 2000)        CLASS III (Term Expires 2001)
David J. Beachy                 Maynard G. Grossnickle              Karen F. Myers
Donald M. Browning              Raymond F. Hinkle                   I. Robert Rudy
Rex W. Burton                   Robert W. Kurtz                     James F. Scarpelli, Sr.
Paul Cox Jr.,                   Andrew E. Mance                     Richard G. Stanton,
Richard D. Dailey, Jr.          Elaine L. McDonald                  Robert G. Stuck
William B. Grant                Donald E. Moran                     Frederick A. Thayer, III



2. Proposal to approve the Articles of Amendment and Restatement:

         (a)      Increase the authorized shares of Common Stock from 12,000,000 to 25,000,000

                  FOR       AGAINST    ABSTAIN

                  [  ]          [  ]       [  ]

         (b)      Stagger the terms of Directors and provide that they be removed only for cause, subject to regular Board elections

                  FOR       AGAINST    ABSTAIN

                  [  ]          [  ]       [  ]

         (c)      Establish parameters for consideration by the Directors in evaluating acquisition offers

                  FOR       AGAINST    ABSTAIN

                  [  ]          [  ]       [  ]

         (d)      Limitation of Director and Officer liability consistent with Maryland law

                  FOR       AGAINST    ABSTAIN

                  [  ]          [  ]       [  ]

         (e)      All other technical and clarifying amendments.

                  FOR       AGAINST    ABSTAIN

                  [  ]          [  ]       [  ]



3. Proposal to ratify the Appointment of Ernst & Young LLP as the independent auditors of First United Corporation.

FOR      AGAINST  ABSTAIN

[  ]          [  ]               [  ]

4. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof.



THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF NOTICE OF THE AFORESAID
ANNUAL MEETING OF SHAREHOLDERS.


Signature(s) Signature(s) Date NOTE: Please sign exactly as name appears hereon. Joint holders should each sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are signing. If a corporation or other entity, please sign in full corporate or entity name by authorized person.

                            o FOLD AND DETACH HERE o



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C72012l.634 T:2


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